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12




AXON

IACP 2018
Investor Presentation

Safe-harbor statement

Statements made during today's presentation will include forward-looking statements, including statements regarding our expectations, beliefs, intentions or strategies regarding the future, including statements around projected pricing and profitability. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding Axon Enterprise, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. All forward-looking statements that are made in this presentation are subject to risks and uncertainties that could cause our actual results to differ materially. These risks are discussed in greater detail in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the caption "Risk Factors." You may find these filings, as well as our other SEC filings, on our website at www.axon.com or at www.sec.gov.

Axon strategic RMS competitive advantages

- Integrated consumer-inspired user design
- Video at the heart of the incident record
- Value-added software bundled with proven hardware
- Unrivaled channel and marketing presence in law enforcement

Innovation supports new pricing structure

TASER 7

- Rapid arc outperforms all previous CEWs
- More kinetic energy for loose clothing
- Connected to the Axon network
- Axon Academy empathy-based training

Axon Body 3

- LTE-connected to AT&T FirstNet and Verizon's networks
- Live-streaming to command
- Embedded GPS
- Edge AI such as gunshot detection & alerts
- Improved low-light capture, image clarity and audio
- Software updates improve hardware functions

Axon Records

- Workflow reports for instant collaboration
- Video evidence at the heart of the record
- Case management



Officer Safety Plan
$ per user per month
$109
$199*
Legacy OSP
OSP 7+ Promo
TASER
Sensors + Other
Axon Cloud

*$199 leader pricing. Effective January 1, 2020, OSP 7+ will be priced at $229.

Bundling disrupts how the industry buys & prices RMS

Officer Safety Plan*	Legacy	OSP 7 Promo	OSP 7 Full	OSP 7+ Promo	OSP 7+ Full
Monthly per officer	$109	$149	$179	$199	$229
Annual recurring cash flow	$1,308	$1,788	$2,148	$2,388	$2,748
Illustrative revenue allocation					
TASER Weapons	$32	$54	$66	$53	$60
	TASER X2, X26P Unlimited duty cartridges	TASER 7 Unlimited duty cartridges Annual training TASER 7 Dock CEW Evidence.com integration		TASER 7 Unlimited duty cartridges Annual training TASER 7 Dock CEW Evidence.com integration	
Sensors + Other	$26	$28	$33	$29	$34
	Axon Body 2, Axon Flex 2 upgrades Axon Dock upgrades	Axon Body 3 upgrades Axon Dock upgrades		Axon Body 3 upgrades Axon Dock upgrades Signal Sidearm	
Axon Cloud	$51	$67	$80	$117	$135
	Evidence.com license Unlimited device storage Video management tools	Evidence.com license Unlimited device storage Video management tools Axon Aware (LTE light) Axon Records		Evidence.com license Unlimited device storage Video management tools Axon Aware+ (LTE live streaming) Axon Records Axon Auto Tagging Axon Performance Axon Redaction Assistant Axon Citizen for Communities	

*Pricing represents listed bundled pricing. Axon contracts may include discounts to list prices. Elements listed as included in the OSP tiers are not comprehensive. Other elements in OSP bundling, for example, include extended hardware warranty. The initial camera hardware and initial docks related to Axon Body 2 and Axon Body 3 are a one-time separate purchase and not captured in the monthly recurring fee. Revenue allocation per element may differ materially per customer, depending on the scale of the contract, bundled options included and other customizations. Promo pricing in effect until Jan. 1, 2020.

Value proposition continues beyond OSP



AI Report Writer
Advanced Analytics
Comms & Axon Dispatch

Axon Records: Platform for the future of public safety

Integrated solution drives efficiencies



Axon Body 3
& Fleet
Insights
Officers
TASER 7
00010101
11001
Data
Axon Records
Efficiencies

Axon Records: Executing on a proven strategy

	Identify market adjacencies	Build integrated solutions	Land and expand
 Body-worn cameras	Announced in 2008	First shipments 2009	46 major North American cities & growing overseas presence
 Axon Fleet	Announced in 2015	First shipments 2017	Shipments up 125% YOY in Q2 2018. Vying for market leadership
 Axon Records	Announced in 2016	Shipping mid-2019	OSP 7

Increasing our total addressable market


Sensors,
$684
million
TASER,
$1,536 million
Axon Cloud,
$5,468 million
Sensors,
$848 million
TASER,
$1,790 million
Axon Cloud,
$5,754 million
$7.7 billion
$8.4 billion

Driving the TAM through value-added features

$7.7 billion → $8.4 billion

TASER TAM build-up	$/mo	Users	Annual TAM
Domestic OSP incl. cartridges	$21	662	$167
Domestic Enhanced Services	$29	662	$230
Int'l Weapons incl. cartridges	$31	1,824	$679
Int'l Enhanced Services	$21	1,824	$460
			$1,536

Axon Cloud TAM build-up	$/mo	Users	Annual TAM
Axon Records (RMS & CAD)	$125	2,103	$3,155
Advanced Intelligence & Analytics	$29	1,076	$374
Domestic Body Camera Software	$63	1,076	$813
Int'l Body Camera Software	$63	1,000	$756
Axon Fleet (domestic only)	$77	400	$370
			$5,468

Sensors TAM build-up	$/mo	Users	Annual TAM
Domestic Body Worn Camera	$16	662	$127
Int'l Body Worn Camera	$19	1,000	$228
Axon Fleet (domestic only)	$52	400	$250
Signal Sidearm (domestic only)	$10	662	$79
			$684

TASER TAM build-up	$/mo	Users	Annual TAM
Domestic Weapons, Cartridges & Services	$60	662	$477
Int'l Weapons, Cartridges & Services	$60	1,824	$1,313
			$1,790

Axon Cloud TAM build-up	$/mo	Users	Annual TAM
Axon Records & Axon Dispatch	$100	2,103	$2,524
Advanced Intelligence & Analytic Add-Ons	$100	1,076	$1,291
Domestic Body Camera Software	$63	1,076	$813
Int'l Body Camera Software	$63	1,000	$756
Axon Fleet (domestic only)	$77	400	$370
			$5,754

Sensors TAM build-up	$/mo	Users	Annual TAM
Domestic Officer Worn Sensors	$30	662	$238
Int'l Officer Worn Sensors	$30	1,000	$360
Axon Fleet (domestic only)	$52	400	$250
			$848

Potential users in thousands (000's) and Annual TAM in millions ($mm).
Sources: U.S. Department of Justice (2017), Department of Homeland Security (2017), Bureau of Justice Statistics (2003, 2015, 2016), Bureau of Labor Statistics (2016, 2017), Federal Jobs (2013), National Fire Protection Association (2017), Australian Institute of Criminology (2006), New Zealand Police Association (2016), Statistics Canada (2018), Eurostat (2015), Company estimates.
Note: Prior TAM OSP, Fleet and Sidearm market size based on pricing prior to October 2018; Enhanced services, RMS & CAD and AI & Analytics market size is an estimate based on existing police tech pricing contracts and management estimates. New TAM Weapons, Fleet, Body Camera Software and Sensors market size based on 2018 pricing; Analytics includes add-ons that are soon to be available, including Redaction Assistant, Axon Performance, Axon Auto Tagging, and Axon Aware+ (LTE), and items under development, including transcription and automated report writing. Overall RMS and CAD market size is an estimate based on disruption of existing RMS/CAD pricing contracts and management estimates

Compelling long-term target model

	Product development	Significant long-term operating leverage
Sustaining R&D	TASER	TASER
Growth R&D	Axon Records, Axon Cloud, Fleet, Axon Dispatch, Evidence.com, Body-worn cameras	Software & Sensors

TASER

2017 Operating Margin	Q2 18 Operating Margin	Long-term target model
32%	28%	40%

Software & Sensors

2017 Operating Margin	Q2 18 Operating Margin	Long-term target model
(58%)	(30%)	25%+

Note: Long-term targets exclude share-based compensation

IACP 2018

Rick Smith, CEO
Jawad Ahsan, CFO

Q&A